    Exhibit 99.3 INDEX TO PRO FORMA FINANCIAL STATEMENTS NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Information 2 NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2014 3 NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013 NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2014 4 5 NorthStar Healthcare Income, Inc. and Subsidiaries Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements 6

    2   NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 is presented as if NorthStar Healthcare Income, Inc. (the “Company”) had acquired a 570-unit portfolio of four senior living facilities located in Long Island, New York (the “Arbors Portfolio”) for a purchase price of $125.0 million, plus closing costs on June 30, 2014. The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and year ended December 31, 2013 are presented as if the following occurred on January 1, 2013: (i) the Company acquired the Arbors Portfolio; (ii) the Company acquired an independent living facility comprised of 125- units located in Milford, Ohio (“Pinebrook LLC”) and (iii) the Company acquired an equity investment in a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 38 senior housing and 42 skilled nursing facilities (“Formation Portfolio”) The allocation of the purchase price of the Arbors Portfolio reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired. A final determination of the fair value of the acquired assets will be based on the valuation of the tangible and intangible assets and liabilities of the Arbors Portfolio that exist, if any, as of the date of the acquisition. Consequently, the preliminary amounts allocated to tangible assets could change significantly from those used in the pro forma condensed consolidated financial statements presented and could result in a material change in depreciation and amortization of tangible assets. The fair value is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with accounting principles accepted in the United States (“U.S. GAAP”). In addition, adjustments have been recorded to reflect cash provided by the Company’s offering proceeds, net of offering costs, through the date of the acquisition. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10- K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2014 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the proposed transaction as of the beginning of the period presented, nor is it necessarily indicative of future results. In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the acquisition.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014
(Dollars in Thousands, Except Per Share Data)

	Historical[1]	Pro Forma Adjustments [2]	Arbors Portfolio	Pro Forma
Revenues				
Resident fee income	$ 6,730	$ -	$ -	$ 6,730
Rental income	2,268	-	5,312 [3]	7,580
Interest income	1,267	-	-	1,267
Total revenue	10,265	-	5,312	15,577
Expenses				
Property operating expense	4,958	-	-	4,958
Interest expense	1,410	-	-	1,410
Transaction costs	1,713	-	-	1,713
Asset management and other fees-related party	2,751	-	-	2,751
General and administrative expenses	1,527	-	-	1,527
Depreciation and amortization	1,592	-	1,580 [3]	3,172
Total expenses	13,951	-	1,580	15,531
Income (loss) from operations	(3,686)	-	3,732	46
Equity in earnings (losses) of unconsolidated venture	(297)	1,190	-	893
Net income (loss)	(3,983)	1,190	3,732	939
Net (income) loss attributable to non-controlling interests	30	-	-	30
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	$ (3,953)	$ 1,190	$ 3,732	$ 969
Net income (loss) per share of common stock, basic/diluted	$ (0.18)			$ 0.03
Weighted average number of shares of common stock outstanding	21,503			37,501 [4]

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

3

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(Dollars in Thousands, Except Per Share Data)

	Historical[1]	Pro Forma Adjustments [2]	Arbors Portfolio	Pro Forma
Revenues				
Rental income	$ 488	$ -	$ 10,623 [3]	$ 11,111
Interest income	375	-	-	375
Resident fee income	38	2,462	-	2,500
Total revenue	901	2,462	10,623	13,986
Expenses				
Property operating expense	24	1,092	-	1,116
Interest expense	98	534	-	632
Transaction costs	1,570	(309)	-	1,261
Asset management and other fees-related party	1,334	-	-	1,334
General and administrative expenses	312	872	-	1,184
Depreciation and amortization	132	415	3,161 [3]	3,708
Total expenses	3,470	2,604	3,161	9,235
Income (loss) from operations	(2,569)	(142)	7,462	4,751
Equity in earnings (losses) of unconsolidated venture	-	1,089	-	1,089
Net income (loss)	(2,569)	947	7,462	5,840
Net (income) loss attributable to non-controlling interests	10	14	-	24
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	$ (2,559)	$ 961	$ 7,462	$ 5,864
Net income (loss) per share of common stock, basic/diluted	$ (1.26)			$ 0.14
Weighted average number of shares of common stock outstanding	2,026			41,686 [4]

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

4

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2014
(Dollars in Thousands)

	Historical[5]	Pro Forma Adjustments	Pro Forma
Assets			
Cash	$ 80,571	$ 18,253 [6]	$ 98,824
Restricted cash	6,322		6,322
Operating real estate, net	135,890	125,000 [7]	260,890
Investment in and advances to unconsolidated venture	24,137		24,137
Real estate debt investments, net	106,874		106,874
Receivables, net	3,299	130 [7]	3,429
Deferred costs, net	2,758		2,758
Total assets	$ 359,851	$ 143,383	$ 503,234
Liabilities			
Mortgage notes payable	$ 59,688		$ 59,688
Due to related party	-		-
Escrow deposits payable	2,972	35 [7]	3,007
Distribution payable	1,754		1,754
Accounts payable and accrued expenses	1,902	517 [7]	2,419
Total liabilities	66,316	552	66,868
Equity			
NorthStar Healthcare Income, Inc. Stockholders' Equity			
Preferred stock, $0.01 par value; 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2014	-		-
Common stock, $0.01 par value; 400,000,000 shares authorized, 34,647,233 shares issued and outstanding as of June 30, 2014	346	160 [6]	506
Additional paid-in capital	306,978	144,235 [6]	451,213
Retained earnings (accumulated deficit)	(14,961)	(1,564) [7]	(16,525)
Total NorthStar Healthcare Income, Inc. stockholders' equity	292,363	142,831	435,194
Non-controlling interests	1,172		1,172
Total equity	293,535	142,831	436,366
Total liabilities and equity	$ 359,851	$ 143,383	$ 503,234

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

5

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Represents the Company's condensed consolidated statement of operations for the six months ended June 30, 2014 and the year ended December 31, 2013.

(2) In May 2014, the Company, through a general partnership with a subsidiary of NorthStar Realty Finance Corp., entered into a joint venture with an affiliate of Formation Capital, LLC to acquire the Properties. The Company contributed $23.4 million for an approximate 5.6% interest in the Properties. For the six months ended June 30, 2014, the Formation Portfolio generated net income of $6.7 million. For the six months ended June 30, 2014, the impact of adjusting for the effects of the preliminary purchase price allocation of the Formation Portfolio and the removal of transaction costs resulted in net income of $21.1 million. For the six months ended June 30, 2014, the Company's proportionate interest in earnings from such investment was $1.2 million.

The following summarizes the pro forma adjustments related to the transactions (dollars in thousands):

Year Ended December 31, 2013	Pinebrook		Formation	Total
	Historical (i)	Pro Forma Adjustments	Pro Forma Adjustments	
Resident fee income	$ 1,875	$ 587	$ -	$ 2,462
Total other revenues	1,875	587	-	2,462
Interest expense	623	(89) (ii)	-	534
Property operating expense	837	255	-	1,092
Transaction costs	-	(309) (iii)	-	(309)
General and administrative expenses	658	214	-	872
Depreciation and amortization	488	(73) (iv)	-	415
Total expenses	2,606	(2)	-	2,604
Income (loss) from operations	(731)	589	-	(142)
Net (income) loss attributable to non-controlling interests	-	14 (v)	-	14
Equity in earnings (losses) of unconsolidated venture	-	-	1,089 (vi)	1,089
Net income (loss) attributable to NorthStar Healthcare Income Trust, Inc. common stockholders	$ (731)	$ 603	$ 1,089	$ 961

(i) Represents audited financial statements of Pinebrook, LLC for the year ended December 31, 2013. Pinebrook, LLC was acquired in December 2013.

(ii) Represents the net impact of the interest rate on new borrowings and amortization of deferred financing costs of $0.5 million for Pinebrook, LLC for the year ended December 31, 2013.

(iii) Represents adjustments to exclude transaction costs incurred in connection with the transaction.

(iv) Represents the decrease in depreciation and amortization expense based on the preliminary purchase price allocation for Pinebrook, LLC.

(v) Represents the Company's non-controlling interest allocation to the joint venture partner based on the terms of the joint venture agreement.

6

7   (vi) For the year ended December 31, 2013, the Formation Portfolio generated net income of $13.8 million. For the year ended December 31, 2013, the impact of adjusting for the effects of the preliminary purchase price allocation of the Formation Portfolio and the removal of transaction costs resulted in net income of $19.3 million. For the year ended December 31, 2013, the Company’s proportionate interest in earnings from such investment was $1.1 million. (3) The pro forma adjustments represent the acquisition of the Arbors Portfolio as if it had occurred on January 1, 2013 for the statement of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013. The pro forma adjustments include: (i) the Arbors Portfolio’s contractual rent revenue for the six months ended June 30, 2014 and year ended December 31, 2013 was $4.2 million and $8.5 million, respectively and the straight-line rent adjustment for the the six months ended June 30, 2014 and year ended December 31, 2013 was $1.1 million and $2.1 million, respectively; (ii) the value allocated to building and furniture, fixtures and equipment is depreciated based on an estimated useful life of 40 and 10 years, respectively. (4) Amount represents the weighted average number of shares of the Company’s common stock from the initial public offering, at $10.00 per share, required to generate sufficient offering proceeds, net of offering costs, to fund the purchase of the Arbors Portfolio. The calculation assumes these proceeds were raised as of January 1, 2013. (5) Represents the Company’s condensed consolidated balance sheet as of June 30, 2014. (6) The Company issued 15.9 million shares and raised $144.2 million in net offering proceeds for the period from June 30, 2014 through September 9, 2014 and used these proceeds to fund the Arbors Portfolio acquisition. (7) Represents adjustments in connection with the acquisition of the Arbors Portfolio. The Company is in the process of allocating the purchase price. The fair value is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with U.S. GAAP. In addition, the Company recorded $1.6 million one-time transaction costs paid at the time of acquisition.